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                                                                    Exhibit 23.1






                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



       We consent to the inclusion in the registration statement on Form S-4 of Andover Bancorp, Inc, of our report dated January 18, 2000, except for Note 14 as to which the date is January 26, 2000, relating to the consolidated balance sheets of GBT Bancorp and Subsidiary as of December 31, 1999 and 1998, and the related consolidated statements of income, changes in stockholders' equity and cash flows for each of the years in the three-year period ended December 31, 1999,



                                          SHATSWELL, MacLEOD & COMPANY, P-C-

West Peabody, Massachusetts
March 20, 2000